Exhibit 52

SCHEDULE A-3

Directors and Executive Officers of Deutsche Telekom AG

Schedule A-3 is amended and restated as follows:

The following tables I and II set forth the names, business addresses and present principal occupation of each director and executive officer of Deutsche Telekom AG. Unless otherwise noted, each of the persons listed below is principally employed by Deutsche Telekom AG and is a citizen of the Federal Republic of Germany.  During the last five years, to the best of each Reporting Person’s knowledge, no person on this table has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding such person is or was subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

I. Board of Management

Name	Business Address	Present Principal Occupation
Timotheus Höttges	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Chairman of the Board

Dr. Feri Abolhassan Pur-Moghaddam	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for T-Systems

Birgit Bohle	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for Human Resources and Labor

Rodrigo Diehl†	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for Germany

Dr. Christian P. Illek	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for Finance (CFO)

Thorsten Langheim	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for USA and Group Development

Dominique Leroy *	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for Europe

Claudia Nemat	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for Technology and Innovation

† = citizen of Argentina and Germany
* = citizen of Belgium

II. Supervisory Board

Name	Business Address	Present Principal Occupation
Dr. Frank Appel (Chairman)	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Former CEO Deutsche Post AG, Bonn

Odysseus D. Chatzidis *	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Chairman of the European Works Council of Deutsche Telekom AG, Bonn

Eric Daum	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	1st Deputy Chairman of the Group Works Council at Deutsche Telekom AG, Bonn

Constantin Greve	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Chairman of the Works Council of Deutsche Telekom AG, Bonn

Lars Hinrichs	Badestraße 2, Hamburg, Germany 20148	CEO of Cinco Capital GmbH, Hamburg and CEO of Digital Art Museum GmbH

Dr. Helga Jung	Hahnenbichlstraße 24 86833 Ettringen	Former Member of the Board of Management of Allianz SE, Munich

Dagmar P. Kollmann †	Grinzinger Allee 50, Vienna, Austria 1190	Entrepreneur and member of several supervisory and advisory boards

Petra Steffi Kreusel	Hahnstrasse 43d, Frankfurt am Main, Germany 60528
Senior Vice President, Customer & Public Relations at Deutsche Telekom Geschäftskunden GmbH, Bonn, Group Officer for Digital Education and School at Deutsche Telekom AG, Bonn, Chairwoman of the Executive Staff Representation Committee of Deutsche Telekom Geschäftskunden GmbH, Bonn, Deputy Chairwoman of the Group Executive Staff Representation Committee of Deutsche Telekom AG, Bonn.

Harald Krüger	Brienner Straße 29, München, Germany 80333	Managing Partner of KC&C GmbH, Gräfelfing, and former Chairman of the Management Board of Bayerische Motoren Werke Aktiengesellschaft, Munich

Kerstin Marx	Friedrich-Ebert-Allee 140, 53113 Bonn	Chairwoman of the Group Works Council of Deutsche Telekom AG, Bonn

Dr. Reinhard Ploss	Hans-Durach-Str. 4, Unterhaching, Germany 82008	Chairman of the Supervisory Board of Knorr-Bremse AG, München and former Chairman of the Board of Management of Infineon Technologies AG, Neubiberg

Name	Business Address	Present Principal Occupation
Stefan Ramge	Wilhelmstraße 97, Berlin, Germany 10117	Director-General responsible for Industrial Holdings, Federal Real Estate, and Privatisation in the Federal Ministry of Finance, Berlin

Frank Sauerland	Paula-Thiede-Ufer 10, Berlin, Germany 10179	Head of the Collective Bargaining Policy Committee IKT, National Committee A at the ver.di National Executive Board, Berlin

Christoph Schmitz-Dethlefsen (Deputy Chairman)	Paula-Thiede-Ufer 10 Berlin, Germany 10179	Member of the federal executive board ver.di federal administration, Berlin

Susanne Schöttke	Hüxstr. 1 Lübeck, Germany 23552	Head of State District North ver.di, Lübeck

Nicole Seelemann-Wandtke	Kronshagener Weg 105, Kiel, Germany 24116	Deputy Chairwoman of the Works Council of the Consumer unit at Telekom Deutschland GmbH, Bonn

Karl-Heinz Streibich	Zimmerweg 15, Frankfurt, Germany 60325	Honorary chairman of acatech senate– Deutsche Akademie der Technikwissenschaften, Berlin

Margret Suckale	Hochfeldstraße 4b, Tegernsee, Germany 83684	Former member of the Board of Management of BASF SE, Ludwigshafen

Karin Topel	Querstraße 1, Leipzig, Germany 04103	Chairwoman of the Works Council at Deutsche Telekom Technik GmbH, Bonn, Technical Branch Office, Eastern District

Stefan B. Wintels	Palmengartenstrasse 5-9, Frankfurt am Main, Germany 60325	CEO KfW, Frankfurt am Main

* = citizen of Greece
† = citizen of Austria